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                                                               EXHIBIT (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                                      for

                        Tender of Shares of Common Stock

           (Including the Associated Preferred Stock Purchase Rights)
                                       of

                         BARRETT RESOURCES CORPORATION
                                       to

                            SRM ACQUISITION COMPANY,
                        an indirect wholly subsidiary of

                               SHELL OIL COMPANY
     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
            CITY TIME, ON APRIL 6, 2001, UNLESS THE OFFER IS EXTENDED

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (1) certificates for shares of common stock, par value $.01 per share (the "shares"), of Barrett Resources Corporation, a Delaware corporation (the "Company"), or if applicable, certificates ("Rights Certificates") for the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of August 5, 1997, between the Company and BankBoston, N.A., as Rights Agent, as amended, are not immediately available (including, if the Distribution Date (as defined in the Offer to Purchase) has occurred, but Rights Certificates have not yet been distributed) or (2) the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Unless the context otherwise requires, all references to shares shall be deemed to include the associated Rights, and all references to the Rights shall be deemed to include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                            WILMINGTON TRUST COMPANY

                 By Mail:                           By Facsimile Transmission:                  By Hand/Overnight Courier:
              Corporate Trust                             (302) 651-1079                         Wilmington Trust Company
          Reorganization Services                   Confirmation by Telephone:               1105 North Market St., 1st Floor
         Wilmington Trust Company                         (302) 651-8869                        Wilmington, Delaware 19801
               P.O. Box 8861                                                                       Attn: Corporate Trust
           Wilmington, Delaware                                                                   Reorganization Services
                19899-8861

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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LADIES AND GENTLEMEN:

    The undersigned hereby tenders to SRM Acquisition Company, a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of Shell Oil Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated March 12, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares and/or Rights set forth below, all pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Number of Shares
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Number of Rights
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Name(s) of Record Holder(s)
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                                  Please Print

Address(es)
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                                                                        Zip Code

Daytime Area Code and Tel. No.:
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Certificate Nos. (if available):
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Signature(s):
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Dated:
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If Shares and/or Rights will be tendered by book-entry transfer:

Account Number at Book-Entry Transfer Facility
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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the shares and/or Rights tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such shares, and if applicable, Rights, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within (1) three NYSE trading days after the date hereof or (2) in the case of the Rights, a period ending on the later of: (a) three NYSE trading days after the date hereof or (b) three business days after the date Rights Certificates are distributed to the stockholders by the Company. An "NYSE trading day" is a day on which the New York Stock Exchange is open for business.

    The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares and/or Rights to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
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                              AUTHORIZED SIGNATURE

Name:
--------------------------------------------------------------------------------
                                  PLEASE PRINT

Title:
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Address:
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                                                                        ZIP CODE

Area Code and Tel. No.:
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Dated:
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     NOTE:  DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE.
           CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.

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